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                                                                    EXHIBIT 10.7



June 6, 2002


Darlene Burch

Dear Darlene:

I am pleased to announce that you have been selected to participate in the Beverly Process Improvement Team Award Program. The company is embarking on a long-term improvement initiative. As a member of the core implementation team, it is important to recognize your critical role and to reward you for the overall success of the initiative. Details of the program are outlined in the enclosure.

I am excited about the potential impact and improvements we can make in the profitability of our company. I look forward to working with you in the months and years ahead.

Sincerely,



Jeffrey P. Freimark
CFO


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                         PROCESS IMPROVEMENT TEAM AWARDS
                               PROGRAM HIGHLIGHTS

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
PROGRAM OBJECTIVE:              Measure process improvement achievements against last reduction goals

PROGRAM GOAL:                   Reduction of G & A expenses as a percent of revenue by $26 million for the year ended December 2005

PROGRAM BASELINE:               G & A expenses as of the 12 month period ending June 2002

PROGRAM PAYMENT :               GOAL                                          PAYMENT = AMOUNT

                                26.0 MILLION OR GREATER                       100% =
                                -----------------------                       ------
                                Jeff Freimark                                 150,000 shares
                                Darlene Burch                                  75,000 shares

                                23.0 - 25.9 MILLION                            50% =
                                -------------------                           ------
                                Jeff Freimark                                  75,000 shares
                                Darlene Burch                                  37,500 shares

Performance evaluation and awards are subject to the full discretion of the Nominating and Compensation
Committee of the Board of Directors
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